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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 2003

REGISTRATION NO. 333-62178

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RESTORATION HARDWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation or Organization)

68-0140361
(I.R.S. Employer Identification No.)

15 KOCH ROAD, SUITE J
CORTE MADERA, CALIFORNIA 94925
(415) 924-1005
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

GARY G. FRIEDMAN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
15 KOCH ROAD, SUITE J
CORTE MADERA, CALIFORNIA 94925
(415) 924-1005
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

GAVIN B. GROVER, ESQ.
MORRISON & FOERSTER LLP
425 MARKET STREET
SAN FRANCISCO, CALIFORNIA 94105-2482
(415) 268-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [    ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [    ]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [    ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. ☐

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. ☐

REMOVAL OF SECURITIES FROM REGISTRATION

        We previously registered, pursuant to the Registration Statement on Form S-3, as amended (Registration No. 333-62178), declared effective by the Securities and Exchange Commission on July 6, 2001 (the "Registration Statement"), 4,515,762 shares of our common stock, par value $0.0001 per share, held by certain selling stockholders (the "Registered Shares"). Thereafter, on June 16, 2003, we filed a Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all of the Registered Shares which remained unsold under the Registration Statement as of the date of filing the Post-Effective Amendment No. 1 to the Registration Statement.

        This Post-Effective Amendment No. 2 to the Registration Statement is being filed to clarify that 2,479,721 shares of the Registered Shares were sold pursuant to the Registration Statement. The Registration Statement is amended, as appropriate, to reflect the deregistration of the remaining 2,036,041 shares of the Registered Shares.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Corte Madera, State of California, on September 12, 2003.

RESTORATION HARDWARE, INC.
By:	/s/ GARY FRIEDMAN Gary G. Friedman President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ GARY FRIEDMAN Gary G. Friedman	President, Chief Executive Officer and Director (Principal Executive Officer)	September 12, 2003
/s/ KEVIN SHAHAN Kevin W. Shahan	Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	September 12, 2003
/s/ VIVIAN MACDONALD Vivian C. Macdonald	Vice President, Corporate Controller (Principal Accounting Officer)	September 12, 2003
/s/ STEPHEN GORDON Stephen J. Gordon	Director	September 12, 2003
/s/ GLENN KREVLIN Glenn J. Krevlin	Director	September 12, 2003
/s/ MARK SCHWARTZ Mark J. Schwartz	Director	September 12, 2003
/s/ THOMAS BAZZONE Thomas M. Bazzone	Director	September 12, 2003
/s/ RAYMOND HEMMIG Raymond C. Hemmig	Director	September 12, 2003
/s/ ROBERT CAMP Robert E. Camp	Director	September 12, 2003
/s/ DAMON BALL Damon H. Ball	Director	September 12, 2003

John W. Tate	Director

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REMOVAL OF SECURITIES FROM REGISTRATION
SIGNATURES